Exhibit 10.1

July 28, 2015

Ryno Blignaut

c/o Xoom Corporation

425 Market Street, 12th Floor

San Francisco, CA 94105

Re:  Retention Arrangement

Dear Ryno,

As you know, Xoom Corporation (the “Company”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 1, 2015, with PayPal, Inc., a Delaware corporation (“Parent”), Timer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, the Company, a Delaware corporation, and PayPal Holdings, Inc., a Delaware corporation (solely for limited Sections of the Merger Agreement).  In connection with the Merger (as defined in the Merger Agreement), if you remain continuously employed with the Company, or any successor thereto, through January 6, 2016 (the “Termination Date”), then, in addition to any cash or other compensation to which you are entitled as of the date hereof, as additional consideration for such continued service, the Company, or any successor thereto, shall (i) pay you, effective July 1, 2015, a monthly cash amount equal to $150,000, on an after-tax basis, for each full month of service completed by you through the Termination Date; and (ii) if, upon the Termination Date, you timely elect COBRA health continuation, then the Company, or any successor thereto, shall pay you a monthly cash payment for three months (i.e., through April 6, 2016), in an amount equal to the monthly contribution that the Company, or any successor thereto, would have made to provide health insurance to you had you remained employed by the Company, or any successor thereto.  In addition, if the Closing Date (as defined in the Merger Agreement) occurs prior to the Termination Date, you shall receive full accelerated vesting of all outstanding and unvested equity awards of the Company, or any successor thereto, held by you on such date.

Thank you for your dedication and commitment to the Company.

Sincerely,

Xoom Corporation

/s/ John Kunze
Name: John Kunze
Title: Chief Executive Officer

EMPLOYEE ACKNOWLEDGEMENT AND SIGNATURE:

/s/ Ryno Blignaut

Name: Ryno Blignaut
Date: 7/28/15